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                                                                     Exhibit 99

           WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
                        FORM 10-QSB SEPTEMBER 30, 1997

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

        1. Statement of Cash Available for Distribution for the three months ended September 30, 1997:

        Net income                                                $ 456,000
        Add:     Amortization                                         1,000
                 Cash from reserves                                  66,000
        Less:    Equity in net loss of Local Limited Partnership    (34,000)
                 Repayment of loan payable affiliate               (377,000)
                 Repayment of interest payable to affiliate        (112,000)
                                                                   --------
        Cash Available for Distribution                            $      0
                                                                   ========

        2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 1997:

         Entity                          Receiving Form of
       Compensation                         Compensation            Amount
   ----------------------------          --------------------    ------------

    First Winthrop Corporation            Interest on Loans       $   10,000

    WP Management Co., Inc.               Management Fees         $    2,000



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